UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 25, 2019
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VICI Properties Inc.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
430 Park Avenue, 8th Floor
New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VICI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Agreement.

Underwriting Agreement

VICI Properties Inc. (the “Company”) and VICI Properties L.P. (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”), dated as of June 25, 2019, with BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed on Schedule I thereto (collectively, the “Underwriters”), and BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as forward sellers (in such capacities, the “Forward Sellers”), and Bank of America, N.A., Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as forward purchasers (in such capacities, the “Forward Purchasers”), relating to the issuance and sale of up to 115,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), consisting of (i) 50,000,000 shares of Common Stock offered by the Company (including up to 15,000,000 shares of Common Stock offered by the Company pursuant to the Underwriters’ option to purchase additional shares, which the Underwriters exercised in full), and (ii) 65,000,000 shares of Common Stock offered on a forward basis at the request of the Company by the Forward Sellers, in each case at a public offering price of $21.50 per share of Common Stock (the “Offering”). The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (No. 333-227641) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on October 1, 2018. The material terms of the Offering are described in the prospectus supplement dated June 25, 2019. The Offering closed on June 28, 2019.

Under the Underwriting Agreement, the Company and the Operating Partnership made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company, the Operating Partnership and the registration statement and the Company has also agreed to indemnify the Underwriters, the Forward Sellers and the Forward Purchasers against certain liabilities, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company, for which they received or will receive customary fees and expenses, including serving as: (i) lenders and/or administrative agents under the Company’s revolving credit facility and first lien term loan facility; (ii) underwriters in the Company’s initial public offering; (iii) solicitation agents in the Company’s recently completed solicitation of consents relating to its 8.0% senior secured second lien notes due 2023; and (iv) financial advisors in connection with various of the Company’s acquisition transactions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Forward Sale Agreements

In connection with the Offering, on June 25, 2019, the Company entered into separate forward sale agreements with each of the Forward Purchasers (the “Forward Sale Agreements”) relating to an aggregate of 65,000,000 shares of Common Stock. The Company expects to physically settle the Forward Sale Agreements (by the delivery of shares of Common Stock) and receive proceeds from the sale of those shares of Common Stock on one or more forward settlement dates no later than approximately 15 months after the date of the prospectus supplement. Although the Company expects to settle the Forward Sale Agreements entirely by the physical delivery of shares of Common Stock in exchange for cash proceeds, the Company may elect cash settlement or net share settlement for all or a portion of the Company’s obligations under the Forward Sale Agreements. If the Company elects to cash settle the Forward Sale Agreements, the Company may not receive any cash proceeds, and the Company may be required to pay cash to the Forward Purchasers in certain circumstances. If the Company elects to net share settle the Forward Sale Agreements, the Company will not receive any cash proceeds, and the Company may be required to deliver shares of Common Stock to the Forward Purchasers in certain circumstances. The Forward Sale Agreements provide for an initial forward sale price of $20.7475 per share (which is the public offering price less the underwriting discount set forth on the front cover of the prospectus supplement for the Offering), subject to certain adjustments pursuant to the terms of the Forward Sale Agreements. The Company will not initially receive any proceeds from the sale of shares of Common Stock by the Forward Purchasers.

The foregoing description of the Forward Sale Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Forward Sale Agreements, which are attached hereto as Exhibits 1.2, 1.3, 1.4 and 1.5 and are incorporated by reference herein.

Use of Proceeds of Offering

The Company expects to receive net proceeds from its sale of 50,000,000 shares of Common Stock (including 15,000,000 shares of its Common Stock sold pursuant to the exercise in full of the Underwriters’ option to purchase additional shares of Common Stock) in the offering, after deducting underwriting discounts and commissions and estimated expenses, of approximately $1,036.1 million. At an initial forward sale price of $20.7475 per share (which is the public offering price per share, less the underwriting discount per share), in the event of full physical settlement of the Forward Sale Agreements, the Company would receive net proceeds, before expenses, of approximately $1,348.6 million, subject to the price adjustment and other provisions of the Forward Sale Agreements. Based on the foregoing, the Company expects to receive aggregate net proceeds from the sale and settlement of 50,000,000 shares of Common Stock in the Offering and the settlement of the Forward Sale Agreements, after the deduction of the related underwriting discount and estimated offering expenses, of approximately $2,384.7 million, subject to certain adjustments pursuant to the Forward Sale Agreements and assuming full physical settlement of the forward sale agreements.

The Company intends to contribute the net proceeds from its sale of Common Stock in the Offering to the Operating Partnership, which expects to use the net proceeds contributed to it by the Company to fund a portion of the purchase price for its previously announced acquisitions of the JACK Cincinnati Casino in Cincinnati, Ohio, the Mountaineer Casino, Racetrack & Resort in New Cumberland, West Virginia, the Lady Luck Casino Caruthersville in Caruthersville, Missouri and the Isle Casino Cape Girardeau in Cape Girardeau, Missouri, and for general business purposes, which may include the acquisition and improvement of properties, capital expenditures, working capital and the repayment of indebtedness. The Operating Partnership expects to use any cash proceeds contributed to it by the Company that the Company may receive upon settlement of the Forward Sale Agreements to fund a portion of the Company’s previously announced property acquisition and lease modification transaction with Eldorado Resorts, Inc., and for general business purposes, which may include the acquisition and improvement of properties, capital expenditures, working capital and the repayment of indebtedness.

The amount of cash or number of shares of Common Stock the Company receives upon settlement of the Forward Sale Agreements, if any, will depend on the relevant settlement method, the timing of settlement, market interest rates and, if applicable under cash or net share settlement, the prevailing market price of the Common Stock during the period in which the Forward Purchasers or their respective affiliates unwind their hedge positions with respect to the Forward Sale Agreements. Settlement will occur on one or more dates specified by the Company under the Forward Sale Agreements, which the Company expects to be no later than approximately 15 months from the date of the prospectus supplement, subject to acceleration by the Forward Purchasers upon the occurrence of certain events.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “anticipate” “believes,” “estimates,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Among those risks, uncertainties and other factors are risks related to the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, market conditions and the Company’s expected use of proceeds. Important risk factors that may affect the Company’s business, results of operations and financial position are detailed from time to time in the Company’s filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Item 9.01.	Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of June 25, 2019, by and among the Company, the Operating Partnership and BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed on Schedule I thereto, and BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, in their capacity as the Forward Sellers, and Bank of America, N.A., Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, in their capacity as the Forward Purchasers

1.2	Forward Sale Agreement, dated June 25, 2019, by and between the Company and Bank of America, N.A.
1.3	Forward Sale Agreement, dated June 25, 2019, by and between the Company and Deutsche Bank AG, London Branch
1.4	Forward Sale Agreement, dated June 25, 2019, by and between the Company and Goldman Sachs & Co. LLC
1.5	Forward Sale Agreement, dated June 25, 2019, by and between the Company and Morgan Stanley & Co. LLC
5.1	Opinion of Hogan Lovells US LLP with respect to the legality of the shares of Common Stock
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.
Date: June 28, 2019	By:	/s/ SAMANTHA S. GALLAGHER
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary